Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Harvest Health & Recreation Inc. of our report dated December 21, 2020, relating to our audit of the consolidated financial statements, which appears in the Registration Statement on Form 10 Amendment No. 1 of Harvest Health & Recreation Inc. for the year ended December 31, 2019.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

Haynie & Company

Salt Lake City, Utah

January 15, 2021